Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES THIRD QUARTER 2015 RESULTS AND OUTLINES CORPORATE RESTRUCTURING INITIATIVE
- Adjusted Third Quarter Diluted EPS of $0.71
- Total Revenue Increased 4.6% to $926.5 Million
- U.S. Comp Store Sales Decreased 3.3%, Consolidated Comp Store Sales Decreased 4.2%
- Cabela’s CLUB® Avg. Receivables Grew 13.9% and Charge-Offs Remained at Record Low Levels
- Restructuring Initiatives Expected to Reduce Operating Expenses as a Percentage of Total Revenue by 75 to 150 Basis Points Over the Next Three Years

SIDNEY, Neb. (October 22, 2015) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for third quarter fiscal 2015.

For the quarter, total revenue increased 4.6% to $926.5 million; Retail store revenue increased 6.5% to $637.8 million; Direct revenue decreased 7.9% to $161.6 million; and Financial Services revenue increased 13.3% to $123.6 million. During the period, consolidated comparable store sales decreased 4.2%.

For the quarter, adjusted for certain items, net income decreased 13.8% to $50.3 million compared to $58.3 million in the year ago quarter, and earnings per diluted share were $0.71 compared to $0.81 in the year ago quarter. The Company reported GAAP net income of $43.7 million and earnings per diluted share of $0.62 as compared to GAAP net income of $53.8 million and earnings per diluted share of $0.75 in the year ago quarter. Third quarter 2015 GAAP results included restructuring charges and other items of $0.09 in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“Continued strong performance in many of our key merchandise categories and exceptional performance at Cabela’s CLUB were not sufficient to offset the significant weakness in our fall apparel and footwear product lines,” said Tommy Millner, Cabela’s Chief Executive Officer. “During the quarter, we did take substantial and sustainable actions on our expense base, which will benefit 2016 and beyond.”

“Consolidated comparable store sales were down 4.2% for the quarter,” Millner said. “U.S. comparable store sales were down 3.3%. In both the United States and Canada, our customers have been slow to transition to fall apparel and footwear products. We were encouraged by positive comp performance in many of our core categories, including camping, powersports, home and gifts, firearms, and ammunition.”

“Our new format stores continue to significantly outperform our legacy stores in sales and profit per square foot, yet our U.S. stores opened in 2015 have underperformed our expectations,” Millner said. “Accordingly, we are evaluating our 2016 and 2017 store opening schedule. At this time, we plan to open seven stores in 2016 and no more than that in 2017. We have a number of initiatives underway to improve new store productivity and profitability, which gives us confidence in our long-term goal of 225 stores in North America.”

A shift in ammunition sales from the Direct channel to the Retail channel, continued softness in apparel and footwear categories, and further pressure from new retail square footage contributed to the 7.9% decrease in Direct channel revenue for the quarter.

Merchandise margins decreased 70 basis points in the quarter. Stronger hardline sales and weaker softline sales created a mix impact that accounted for approximately half of the decrease, while the other half was driven by a slightly higher markdown cadence across the assortment.

During the third quarter, the Company launched a major multi-year corporate restructuring project aimed at lowering its expense base to increase return on invested capital. The Company has already identified meaningful savings opportunities across the enterprise that are expected to result in a reduction of operating expenses as a percentage of total revenue by 75 to 150 basis points over the next three years.

In addition to its initiatives to reduce costs, the Company has begun a process to optimize its balance sheet. As part of this process, the Company plans to reduce working capital and sell unproductive assets. The proceeds from this balance sheet improvement will be used to help fund the Company’s previously announced $500 million share repurchase program.

The Cabela’s CLUB Visa program had another excellent quarter. During the quarter, growth in the average number of active credit card accounts was 6.6%. Growth in the average balance per active credit card account was 6.9%, and growth in the average balance of credit card loans was 13.9% to $4.6 billion. For the quarter, net charge-offs remained at historically low levels of 1.70%. Increased Financial Services revenue was driven by increases in interest and fee income as well as interchange income.

“With the revenue shortfall we experienced in the third quarter, we have reevaluated our fourth quarter and full-year expectations,” Millner said. “As a result, we expect a high-single-digit growth rate in revenue and approximately flat non-GAAP earnings per diluted share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88.”

Conference Call Information

A conference call to discuss third quarter fiscal 2015 operating results is scheduled for today (Thursday, October 22, 2015) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding taking substantial and sustainable actions on its expense base, which will benefit 2016 and beyond; opening seven stores in 2016 and no more than that in 2017; having a number of initiatives underway to improve new store productivity and profitability, which gives it confidence in its long-term goal of 225 stores in North America; its multi-year corporate restructuring project aimed at lowering its expense base to increase return on invested capital; reducing operating expenses as a percentage of total revenue by 75 to 150 basis points over the next three years; reducing working capital and selling unproductive assets; and a high-single-digit growth rate in revenue and approximately flat non-GAAP earnings per diluted share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing Securities and Exchange Commission investigation, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 27, 2014, and Form 10-Q for the quarterly period ended June 27, 2015), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Revenue:
Merchandise sales	$798,455	$773,438	$2,202,177	$2,040,501
Financial Services revenue	123,633	109,132	371,489	317,074
Other revenue	4,435	3,432	16,209	15,451
Total revenue	926,523	886,002	2,589,875	2,373,026
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	514,494	492,492	1,433,707	1,306,585
Cost of other revenue	—	8	220	1,398
Total cost of revenue (exclusive of depreciation and amortization)	514,494	492,500	1,433,927	1,307,983

Selling, distribution, and administrative expenses	333,497	299,587	969,493	857,643
Impairment and restructuring charges	5,587	—	5,587	641

Operating income	72,945	93,915	180,868	206,759

Interest expense, net	(6,341)	(5,152)	(14,703)	(14,476)
Other non-operating income, net	1,420	916	5,185	4,057

Income before provision for income taxes	68,024	89,679	171,350	196,340
Provision for income taxes	24,316	35,840	60,811	73,235
Net income	$43,708	$53,839	$110,539	$123,105

Earnings per basic share	$0.63	$0.76	$1.56	$1.73
Earnings per diluted share	$0.62	$0.75	$1.54	$1.71

Basic weighted average shares outstanding	69,914,906	71,068,933	70,750,743	70,957,321
Diluted weighted average shares outstanding	70,710,261	71,693,136	71,653,379	71,885,472

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	September 26, 2015	December 27, 2014	September 27, 2014
ASSETS
CURRENT
Cash and cash equivalents	$83,178	$142,758	$365,114
Restricted cash of the Trust	36,894	334,812	31,808
Accounts receivable, net	27,890	62,358	24,512
Credit card loans (includes restricted credit card loans of the Trust of $4,615,556, $4,440,520, and $4,036,331), net of allowance for loan losses of $65,962, $56,572, and $52,700	4,576,997	4,421,185	4,011,187
Inventories	1,065,302	760,293	934,732
Prepaid expenses and other current assets	125,600	93,929	99,563
Income taxes receivable and deferred income taxes	164,523	122,337	98,054
Total current assets	6,080,384	5,937,672	5,564,970
Property and equipment, net	1,822,672	1,608,153	1,522,910
Economic development bonds	80,701	82,074	82,341
Other assets	50,450	47,418	45,243
Total assets	$8,034,207	$7,675,317	$7,215,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $29,176, $38,790, and $67,031	$365,763	$335,969	$367,572
Gift instruments, credit card rewards, and loyalty rewards programs	320,073	339,782	281,759
Accrued expenses and other liabilities	200,809	216,274	129,091
Time deposits	204,867	273,081	290,007
Current maturities of secured variable funding obligations of the Trust	45,000	480,000	—
Current maturities of secured long-term obligations of the Trust	255,000	467,500	467,500
Current maturities of long-term debt	223,472	8,434	8,430
Deferred income taxes	—	—	836
Total current liabilities	1,614,984	2,121,040	1,545,195
Long-term time deposits	683,081	532,975	540,402
Secured long-term obligations of the Trust, less current maturities	2,983,500	2,579,750	2,579,750
Long-term debt, less current maturities	787,908	491,281	657,648
Long-term deferred income taxes	13,070	6,546	3,671
Other long-term liabilities	139,866	126,215	149,818

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020, 71,093,216, and 71,085,205 shares	716	711	711
Outstanding – 69,553,315, 71,093,216, and 71,085,205 shares
Additional paid-in capital	379,915	365,973	357,573
Retained earnings	1,573,071	1,462,532	1,383,922
Accumulated other comprehensive income	(40,743)	(11,706)	(3,226)
Treasury stock, at cost – 2,041,705 shares at September 26, 2015	(101,161)	—	—
Total stockholders’ equity	1,811,798	1,817,510	1,738,980
Total liabilities and stockholders’ equity	$8,034,207	$7,675,317	$7,215,464

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Components of Total Consolidated Revenue:
Retail	$637,790	$598,686	$1,732,320	$1,540,071
Direct	161,569	175,335	471,801	501,867
Financial Services	123,633	109,132	371,489	317,074
Other	3,531	2,849	14,265	14,014
Total consolidated revenue as reported	$926,523	$886,002	$2,589,875	$2,373,026

As a Percentage of Total Consolidated Revenue:
Retail revenue	68.8%	67.6%	66.9%	64.9%
Direct revenue	17.4	19.8	18.2	21.1
Financial Services revenue	13.4	12.3	14.3	13.4
Other revenue	0.4	0.3	0.6	0.6
Total	100.0%	100.0%	100.0%	100.0%

Operating Income (Loss) by Segment:
Retail	$104,307	$108,552	$249,691	$260,656
Direct	14,628	18,236	55,668	75,429
Financial Services	40,503	28,158	134,890	84,847
Other	(86,493)	(61,031)	(259,381)	(214,173)
Total consolidated operating income as reported	$72,945	$93,915	$180,868	$206,759

Operating Income by Segment as a Percentage of Segment Revenue:
Retail operating income	16.4%	18.1%	14.4%	16.9%
Direct operating income	9.1	10.4	11.8	15.0
Financial Services operating income	34.2	27.0	37.8	27.6
Total operating income by segment as a percentage of total segment revenue	7.9	10.6	7.0	8.7

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Interest and fee income	$124,940	$103,333	$349,833	$292,204
Interest expense	(18,198)	(16,155)	(50,628)	(47,845)
Provision for loan losses	(28,152)	(19,088)	(57,213)	(42,116)
Net interest income, net of provision for loan losses	78,590	68,090	241,992	202,243
Non-interest income:
Interchange income	101,249	93,817	287,452	267,756
Other non-interest income	826	999	2,329	2,621
Total non-interest income	102,075	94,816	289,781	270,377
Less: Customer rewards costs	(57,032)	(53,774)	(160,284)	(155,546)
Financial Services revenue as reported	$123,633	$109,132	$371,489	$317,074

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Interest and fee income	10.9%	10.3%	10.7%	10.1%
Interest expense	(1.6)	(1.6)	(1.5)	(1.7)
Provision for loan losses	(2.5)	(1.9)	(1.8)	(1.5)
Interchange income	8.9	9.4	8.8	9.3
Other non-interest income	0.1	0.1	0.1	0.1
Customer rewards costs	(5.0)	(5.4)	(4.9)	(5.4)
Financial Services revenue as reported	10.8%	10.9%	11.4%	10.9%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following tables show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	September 26, 2015	September 27, 2014	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$4,570,087	$4,013,989	$556,098	13.9%
Average number of active credit card accounts	1,940,307	1,820,924	119,383	6.6

Average balance per active credit card account (1)	$2,355	$2,204	$151	6.9

Purchases on credit card accounts, net	$5,201,712	$4,896,108	$305,604	6.2

Net charge-offs on credit card loans (1)	$19,375	$15,621	$3,754	24.0
Net charge-offs as a percentage of average credit card loans (1)	1.70%	1.56%	0.14%
(1) Includes accrued interest and fees

	Nine Months Ended
	September 26, 2015	September 27, 2014	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,364,535	$3,860,956	$503,579	13.0%
Average number of active credit card accounts	1,909,881	1,787,421	122,460	6.9

Average balance per active credit card account (1)	$2,285	$2,160	$125	5.8

Purchases on credit card accounts, net	$14,750,111	$13,927,369	$822,742	5.9

Net charge-offs on credit card loans (1)	$54,888	$48,404	$6,484	13.4
Net charge-offs as a percentage of average credit card loans (1)	1.68%	1.67%	0.01%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) consulting fees and certain expenses primarily related to our corporate restructuring initiative; (ii) an accrued expense pursuant to an ongoing investigation by the Securities and Exchange Commission; (iii) incremental expenses related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada; (iv) impairment and restructuring charges; and (v) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions recognized in 2014. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	September 26, 2015			September 27, 2014
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$333,497	$(4,658)	$328,839	$299,587	$(958)	$298,629

Impairment and restructuring charges (3)	$5,587	$(5,587)	$—	$—	$—	$—

Operating income	$72,945	$10,245	$83,190	$93,915	$958	$94,873

Operating income as a percentage of total revenue	7.9%	1.1%	9.0%	10.6%	0.1%	10.7%

Income before provision for income taxes	$68,024	$10,245	$78,269	$89,679	$958	$90,637

Provision for income taxes (4)	$24,316	$3,668	$27,984	$35,840	$(3,527)	$32,313

Net income	$43,708	$6,577	$50,285	$53,839	$4,485	$58,324

Earnings per diluted share	$0.62	$0.09	$0.71	$0.75	$0.06	$0.81

(footnotes follow on the next page)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Nine Months Ended
	September 26, 2015			September 27, 2014
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$969,493	$(5,865)	$963,628	$857,643	$(958)	$856,685

Impairment and restructuring charges (3)	$5,587	$(5,587)	$—	$641	$(641)	$—

Operating income	$180,868	$11,452	$192,320	$206,759	$1,599	$208,358

Operating income as a percentage of total revenue	7.0%	0.4%	7.4%	8.7%	0.1%	8.8%

Income before provision for income taxes	$171,350	$11,452	$182,802	$196,340	$1,599	$197,939

Provision for income taxes (4)	$60,811	$4,065	$64,876	$73,235	$(3,105)	$70,130

Net income	$110,539	$7,387	$117,926	$123,105	$4,704	$127,809

Earnings per diluted share	$1.54	$0.10	$1.64	$1.71	$0.07	$1.78

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)
For the three and nine months ended September 26, 2015, reflects (i) consulting fees and certain expenses totaling $3,658 primarily related to our corporate restructuring initiative, and (ii) an accrued expense of $1,000 pursuant to an ongoing investigation by the Securities and Exchange Commission. Also, for the nine months ended September 26, 2015, reflects incremental expenses totaling $1,207 incurred in the first quarter of fiscal 2015 related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada. The three and nine months ended September 27, 2014, also reflects incremental expenses related to the transition to a third-party logistics provider and the closing of our Winnipeg distribution center.

(3)
For the three and nine months ended September 26, 2015, primarily reflects charges for employee severance agreements and termination benefits related to our corporate restructure and reduction in the number of personnel. For the nine months ended September 27, 2014, reflects a restructuring charge for employee severance agreements and termination benefits related to the transition to a third-party logistics provider for our distribution needs in Canada and the closing of our Winnipeg distribution center.

(4)
For all periods presented, reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes. In addition, for the three and nine months ended September 27, 2014, reflects tax adjustments related to changes in assessments of uncertain tax positions.

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with GAAP, we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada, (ii) impairment and restructuring charges recognized in 2014, and (iii) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions recognized in 2014. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended
	December 27, 2014
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$1,251,325	$(1,842)	$1,249,483

Impairment and restructuring charges (3)	$641	$(641)	$—

Operating income	$335,395	$2,483	$337,878

Operating income as a percentage of total revenue	9.2%	0.1%	9.3%

Income before provision for income taxes	$318,477	$2,483	$320,960

Provision for income taxes (4)	$116,762	$(2,861)	$113,901

Net income	$201,715	$5,344	$207,059

Earnings per diluted share	$2.81	$0.07	$2.88

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Reflects incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(3)
Reflects a restructuring charge related to the transition to a third-party logistics provider for our distribution needs in Canada and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(4)
Reflects (i) the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes, (ii) offsetting positions from a net operating loss carry forward, and (iii) tax adjustments related to changes in assessments of uncertain tax positions.